UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 13, 2014

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On November 13, 2014, the Board of Directors (the “Board”) of Authentidate Holding Corp. (the “Company”) elected Roy E. Beauchamp, U.S. Army Lieutenant General (retired) to the Board, effective immediately. In connection with this appointment, the Board expanded its size to seven directors. Gen. Beauchamp will serve for an initial term expiring at the Company’s annual meeting of stockholders to be held in 2015 and until his successor shall have been elected and qualified, or until his earlier resignation or removal.

Gen. Beauchamp is the President of Beauchamp and Associates, LLC, which was established in October 2007 and which provides consulting and advisory services on logistics, technology introduction, construction business opportunity development and organizational and leadership development. Gen. Beauchamp served in the United States Army for thirty-seven years, retiring as a Lieutenant General in 2002. In the course of his military career he served in a wide variety of senior positions involving technology management, production management, industrial base management, project management, contract management and logistics management. These positions included Commanding General - Defense Industrial Supply Center; Deputy Chief of Staff for Research, Development and Acquisition, Army Materiel Command; Commanding General, Tank-Automotive and Armaments Command; and Director of Logistics and Security Assistance, U.S. Central Command. His last assignment prior to retirement was Deputy Commanding General of the Army Materiel Command. Following his retirement, Gen. Beauchamp joined the Washington Group International, where he served as Senior Vice President for Domestic Operations in the Defense Business Unit from October 2002 until September 2005, as Program Director for the Katrina Program Management Office until September 2006, and as a Special Assistant to the Chief Operating Officer until June 2007. Gen. Beauchamp was responsible for developing and managing a portfolio that included Department of Defense infrastructure projects, Homeland Security projects and support to the Department of State and other government agencies. Presently, Gen. Beauchamp is the Chairman of BDD, LLC, a service disabled veteran owned business and an executive of a number of privately-held companies. Gen. Beauchamp, age 69, received a Bachelor’s Degree from the University of Nebraska, a Master of Business Administration from the University of Dayton and an M.A. in Public Administration from Central Michigan University.

The Board also appointed Gen. Beauchamp to a newly-formed committee, designated as the Strategy and Risk Analysis Committee. At this time, the Board appointed current directors Jeffrey Beunier and J. David Luce to this committee and designated Mr. Beunier as the chairperson of this committee. The purpose of this committee is to assist the Board in monitoring the financial management of the Company, assessing risks facing the Company and reviewing strategic transactions that it may consider.

There is no agreement or understanding between Gen. Beauchamp and any other person pursuant to which he was appointed to the Board. Gen. Beauchamp is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Gen. Beauchamp will participate in the non-employee director compensation arrangements described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the Securities and Exchange Commission on September 29, 2014. In addition, it is expected that he will execute the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 12, 2012 and is incorporated herein by reference. The Company hereby incorporates by reference the press release dated November 18, 2014 attached hereto as Exhibit 99.1 and made a part of this Item 5.02.

Item 5.08	Shareholder Director Nominations.

On November 13, 2014, the Company fixed February 26, 2015 as the date of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Because the 2015 Annual Meeting will be held more than 30 days prior to the one-year anniversary of the date of the Company’s 2014 Annual Meeting, the due dates for the submission of any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) and the Company’s bylaws listed in the Company’s 2014 Proxy Statement on Schedule 14A as filed with the SEC on March 21, 2014 are no longer applicable. To be timely, any stockholder proposals or nominations, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for its 2015 Annual Meeting must be received by the Company at its principal offices, located at 300 Connell Drive, 5th Floor, Berkeley Heights, N.J. 07922, by no later than December 22, 2014 and directed to the attention of the Corporate Secretary. In addition, the proxy solicited by the Board of Directors for the 2015 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at the 2015 Annual Meeting if the Company does not receive notice of such proposal prior to December 22, 2014. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the SEC and the Company’s bylaws. The Company currently intends to make its proxy materials for its 2015 Annual Meeting available beginning on or about January 16, 2015. The record date, time and location of the 2015 Annual Meeting will be as set forth in the Company’s proxy statement for the 2015 Annual Meeting.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer and President

Date: November 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release

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